Exhibit 99.1

Entered on Docket April 10, 2009 GLORIA L. FRANKLIN, CLERK U.S BANKRUPTCY COURT NORTHERN DISTRICT OF CALIFORNIA

EDWINA E. DOWELL, # 149059
Assistant U.S. Trustee
NANETTE DUMAS, # 148261
JOHN S. WESOLOWSKI, # 127007
U.S. Department of Justice
Office of the United States Trustee
280 S. First Street, Suite 268
San Jose, CA 95113-0002
Telephone: (408) 535-5525
Fax: (408) 535-5532

The following constitutes
the order of the court. Signed April 10, 2009

/s/ Roger L. Efremsky
Roger L. Efremsky
U.S. Bankruptcy Judge

Attorneys for Sara L. Kistler
Acting United States Trustee for Region 17
UNITED STATES BANKRUPTCY COURT
NORTHERN DISTRICT OF CALIFORNIA

In re:			Case No. 08-55860 RLE

	TVIA, INC.		Chapter 11

Debtor.
ORDER APPOINTING YC (YUCHEN) ZHU AS CHAPTER 11 TRUSTEE
     The Court having reviewed the United States Trustee’s Application for Order Appointing YC (Yuchen) Zhu as Chapter 11 Trustee, and the accompanying Declaration of YC (Yuchen) Zhu filed in support thereof, and good cause appearing,
     IT IS HEREBY ORDERED that YC (Yuchen) Zhu is appointed as Chapter 11 trustee of the above-captioned estate.
* * END OF ORDER * *
Order Appointing YC (Yuchen) Zhu
as Chapter 11 Trustee

COURT SERVICE LIST

TVIA, INC.	JOHN WALSHE MURRAY, ESQ.
4800 GREAT AMERICA PKWY #300	MURRAY AND MURRAY
SANTA CLARA, CA 95054	19400 STEVENS CREEK BLVD., STE 200
ATTN: ELI PORAT	CUPERTINO, CA 95014

CAMPEAU GOODSELL SMITH	WILSON SONSINI GOODRICH & ROSATI
440 N. FIRST ST., STE 100	650 PAGE MILL ROAD
SAN JOSE, CA 95112-4024	PALO ALTO, CA 94304-1050
ATTN: GREGORY J. CHARLES, ESQ.	ATTN: AARON ALTER, ESQ.

OFFICIAL COMMITTEE OF	THE DECKARD LAW FIRM
EQUITY SECURITY HOLDERS	96 N. THIRD ST., STE 350
c/o MICHAEL H. AHRENS, ESQ.	SAN JOSE, CA 95112
ORI KATZ, ESQ.	ATTN: DIANE C. DECKARD, ESQ.
ROBERT K. SAHYAN, ESQ.
SHEPPARD MULLIN RICHTER & HAMPTON	ROBERT FELDMAN, ESQ.
FOUR EMBARCADERO CTR, 17TH FLR	QUINN EMANUEL URQUHART, et al.
SAN FRANCISCO, CA 94111-4106	555 TWIN DOLPHIN DR., STE 560
REDWOOD SHORES, CA 94065

YC (YUCHEN) ZHU
CHAPTER 11 TRUSTEE
13540 ASHWORTH PLACE
CERRITOS, CA 90703
COMMITTEE OF EQUITY SECURITY HOLDERS

JOHN and LINDA BALDINO	ZHAOFANG WEN and SHAOFEN CHEN
P.O. BOX 958	4428 CRANWOOD DRIVE
MANCHESTER, VT 05254	PLANO, TX 75024

SHALOM OFER	YUANSHAN ZOU
12719 STANWOOD DRIVE	2000 CEDAR BEND DR., #335
LOS ANGELES, CA 90066	AUSTIN, TX 78758

MOHAMMAD PIRAEGAR
P.O. BOX 71
PORT HUENEME, CA 93044
SPECIAL NOTICE

MATTHEW McKEE, et al.	MATTHEW McKEE, et al.
c/o DAVID T. ALEXANDER, ESQ.	c/o VERONIKA SHORT, ESQ.
LAW OFFICE OF DAVID T. ALEXANDER	LAW OFFICE OF VERONIKA SHORT
332 SHERIDAN AVENUE	P.O. BOX 720937
PIEDMONT, CA 94611	SAN JOSE, CA 95172

DIANE BJORKSTROM	DIANE BJORKSTROM
c/o SUSAN D. RESLEY, ESQ.	c/o TEODORA E. MANOLOVA, ESQ.
MOJI SANIEFAR, ESQ.	CAROLYN M. TRINH, ESQ
ORRICK HERRINGTON & SUTCLIFFE	ORRICK HERRINGTON & SUTCLIFFE
1000 MARSH ROAD	777 SOUTH FIGUEROA ST., STE 3200
MENLO PARK, CA 94025	LOS ANGELES, CA 90017

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